Exhibit 10.21
Execution Copy
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOVLING CREDIT AND TERM LOAN AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT (“ Amendment”) is made as of this 13th day of March, 2015 by and among Rocket Fuel Inc. (“Borrower”), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
A.    Borrower has entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with Agent, the financial institutions from time to time signatory thereto (collectively, the “Lenders” and each, individually, a “Lender”) and Silicon Valley Bank, as Syndication Agent, under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.
B.    Borrower, X Plus Two Solutions, LLC and X Plus One Solutions, Inc. (collectively, the “Guarantors”) and Agent entered into that certain Security Agreement dated as of December 20, 2013 (as amended, restated or otherwise modified from time to time, the “Security Agreement”).
C.    Borrower and Guarantors have requested that Agent and the Lenders make certain amendments to the Credit Agreement and the Security Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.	Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The following definitions are hereby added to Section 1.1:
“First Amendment” shall mean that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Second Amendment to Security Agreement dated as of March 13, 2015.

“First Amendment Effective Date” shall mean the date on which all of the conditions in Section 8 of the First Amendment have been fully satisfied by the Borrower.

“Term Loan Reserve” shall mean the unpaid principal amount outstanding under the Term Loan, as of the applicable date of determination.

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(b)	The following definitions in Section 1.1 are hereby amended and restated in their entirety as follows:
“Borrowing Base” shall mean, as of any date of determination thereof, an amount equal to (a) the lesser of (i) eighty five percent (85%) of Eligible Accounts and (ii) the Revolving Credit Aggregate Commitment, less (b) the Term Loan Reserve; provided that (x) the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required or permitted to be submitted hereunder, and (y) the amount determined as the Borrowing Base shall be subject to, without duplication, any reserves for contras/offsets, drop ship receivables, potential offsets due to customer deposits, discount arrangements, chargebacks, disputed accounts (or potential chargebacks or disputed accounts), and such other reserves as reasonably established by the Agent, at the direction or with the concurrence of the Majority Revolving Lenders from time to time, including, without limitation any reserves or other adjustments established by the Agent or the Majority Revolving Credit Lenders on the basis of any subsequent collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by the Agent and the Majority Revolving Credit Lenders.

“X Plus Two Integration Costs” shall mean the costs and expenses incurred in connection with the integration of X Plus Two and its subsidiaries as direct or indirect subsidiaries of Borrower following the consummation of the acquisition by Borrower of X Plus Two, in an aggregate amount not to exceed the following for the consecutive twelve month period ending on the dates specified below:

September 30, 2014	$9,500,000
December 31, 2014	$15,500,000

2.	Section 7.9 of the Credit Agreement is hereby amended as follows:

(a)	Section 7.9(a) is hereby amended and restated in its entirety as follows:
“(a)    Minimum EBITDA. Borrower shall maintain EBITDA (for the consecutive twelve month period then ending) as of the last day of each fiscal quarter of not less than the amount set forth below opposite the applicable fiscal quarter ending date:

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Fiscal Quarter Ending Date	Amount
December 31, 2014	($2,100,000)
March 31, 2015	($20,000,000)
June 30, 2015	($25,000,000)
September 30, 2015	($20,000,000)
December 31, 2015	($5,000,000)
March 31, 2016	$0
June 30, 2016	$10,000,000
September 30, 2016	$15,000,000
December 31, 2016 and each fiscal quarter ending thereafter	$25,000,000”

(b)	Section 7.9(d) is hereby amended and restated in its entirety as follows:
“(d)    Reserved.”

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3.	Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“7.14    Accounts; Lockbox.
(a)    (i) Maintain all primary deposit accounts and securities accounts of the Borrower and the Guarantors with the Agent and (ii) maintain all other deposit accounts and securities accounts of the Borrower and the Guarantors with the Agent, a Lender or an Other Domestic Financial Institution, provided that, with respect to any such accounts (other than (A) accounts used solely for payroll, payroll taxes or employee wage and benefit payments, (B) zero balance accounts and (C) cash collateral accounts subject to a Lien permitted by Section 8.2(h) of this Agreement) maintained with any Lender (other than the Agent) or any Other Domestic Financial Institution, (x) such Borrower or Guarantor shall cause to be executed and delivered an Account Control Agreement in form and substance satisfactory to the Agent, and (y) such Borrower or Guarantor has taken all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account. Notwithstanding the foregoing, (1) Borrower shall be permitted to maintain the accounts with account numbers ending in -1932, -7625 and -1315 at HSBC or an HSBC Affiliate, and shall not be required to comply with clauses (x) and (y) of this Section 7.14(a)(i) with respect to such accounts and (2) Borrower and Guarantors shall be permitted to maintain other deposit accounts or securities accounts at a financial institution chartered outside of the United States, provided that the Borrower or applicable Guarantor shall be required to comply with clauses (x) and (y) of this Section 7.14(a)(i) if so requested by the Agent (the accounts in the foregoing clauses (1) and (2), collectively, the “Permitted Foreign Accounts”); provided that, unless the Borrower shall have caused to be executed and delivered an Account Control Agreement in form and substance satisfactory to the Agent and taken all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such Permitted Foreign Account, no Cash in any Permitted Foreign Account shall be included in the calculation of the financial covenants in Sections 7.9(b) and (c) of this Agreement.
(b)    Maintain a lockbox arrangement at all times with the Agent in form and substance acceptable to the Agent in its sole discretion for the collection of Accounts and other sums payable to the Borrower and any Guarantor (the “Lockbox”), and enter into any related treasury management documents as the Agent shall require.
(c)    Commencing on the First Amendment Effective Date and until the Majority Lenders shall otherwise agree in writing,
(i)    On or before April 30, 2015, the Borrower and the Guarantors shall open a non-interest-bearing deposit account or accounts with the Agent which shall be titled as designated by the Agent (each such account and all such accounts, collectively, the “Dominion of Funds Account”) to which the Agent shall have exclusive access and control.
(ii)    During any period (a “Shortfall Period”) that the aggregate amount of Cash of the Borrower and the Guarantors on deposit with the Agent, any Lender or any Other Domestic Financial Institution, all in compliance with the terms and

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conditions of this Section 7.14 (collectively, the “Cash on Deposit”), is less than $40,000,000 but greater than $30,000,000 (and so long as no Event of Default has occurred and is continuing), then all collections and other amounts deposited on or after the first day of such Shortfall Period into any account maintained with or controlled by the Agent (either directly or through an Account Control Agreement) shall be transferred by the Agent at the end of each Business Day to a Dominion of Funds Account or another blocked account maintained with the Agent, as the Agent shall so direct, and any and all such amounts deposited in any such Dominion of Funds Account or other blocked account shall be applied on a daily basis (or as otherwise directed by the Majority Lenders) by the Agent to reduce amounts outstanding under the Revolving Credit and, pending such application, held as cash collateral (and Agent will exercise good faith diligent efforts, but without liability for failing to do so, to give prompt written notice to the Borrower of its exercise of the foregoing rights under this clause (ii)).

(iii)    To the extent, upon the commencement of any Shortfall Period, that any account debtors and other parties liable for any payment under any of the Collateral are not making payments to the Borrower or Guarantors through the Lockbox or through a blocked account (or accounts) maintained with and satisfactory to the Agent, the Borrower or applicable Guarantor shall, within thirty (30) days of the commencement of such Shortfall Period, direct any such account debtor or other party to make payments through the Lockbox or by electronic funds transfer to be remitted to the Dominion of Funds Account, and Borrower, at the Agent’s request, shall include a like statement on all invoices; provided, however, that notwithstanding the foregoing, account debtors and other parties (in each case incorporated or organized outside of the United States of America) making payments into a Permitted Foreign Account may continue to make payments into such Permitted Foreign Account.

(iv)    Notwithstanding the foregoing, the Agent and the Lenders shall have and/or retain the right to transfer any collections and other amounts and apply all other amounts on deposit in any Dominion of Funds Account or other accounts (including, without limitation, any sums deposited prior to the beginning of any such Shortfall Period) against the Indebtedness as otherwise permitted under the terms of this Agreement and the other Loan Documents during any period that Cash on Deposit is less than $30,000,000 or any Event of Default has occurred and is continuing.”

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4.	Clause (c) of Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c) Capital Expenditures the amount of which (excluding Capital Expenditures permitted under clause (b) of this Section 8.9) (x) in the Fiscal Year ending December 31, 2014 shall not exceed $45,000,000, (y) in the Fiscal Year ending December 31, 2015 shall not exceed $18,000,000 and (z) in the Fiscal Year ending December 31, 2016 and any Fiscal Year thereafter shall not exceed $15,000,000; provided that if the Credit Parties do not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year, the Credit Parties may carry forward up to $10,000,000 of the unutilized amount to the immediately succeeding Fiscal Year only (and Capital Expenditures shall be deemed to utilize the current Fiscal Year’s allowance before being applied to any carryover allowance).”

5.	Existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted in its entirety and replaced with new Exhibit J attached to this Amendment as Attachment 1.

6.
Borrower hereby acknowledges that Level II pricing on the pricing grid on Schedule 1.1 of the Credit Agreement shall be in effect beginning on the Amendment Effective Date until Borrower delivers the Covenant Compliance Report for the fiscal quarter ending March 31, 2015, after which time the pricing grid on Schedule 1.1 of the Credit Agreement shall govern.

7.	The Security Agreement is hereby amended to add the following to the beginning of Section 6.3:
“Subject in each case to Section 7.14 of the Credit Agreement:”

8.	This Amendment shall be effective (according to the terms hereof) on the date that the following conditions have been satisfied (the “Amendment Effective Date”):
(a)    Agent shall have received executed facsimile or email counterparts of this Amendment, in each case duly executed and delivered by Agent, the Lenders, Borrower and Guarantors, with originals following promptly thereafter; and
(b)    Borrower shall have paid (i) to Agent, for pro rata distribution to the Lenders which have approved this Amendment, an amendment fee of $217,000 and (ii) to Agent and the Lenders all fees, costs and expenses, if any, owed to Agent and the Lenders and accrued to the Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

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9.
Borrower and Guarantors hereby represent and warrant that, after giving effect to the amendments to the Credit Agreement and the Security Agreement contained herein, (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantors of their obligations under the Credit Agreement and the Security Agreement, in each case as amended hereby, are within its corporate or limited liability powers, have been duly authorized, are not in contravention of law applicable to such party or the terms of its articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement and the Security Agreement (in each case, as amended herein) will constitute the valid and binding obligations of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement and Article 3 of the Security Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

10.
Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder, the Security Agreement or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, the Security Agreement or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement, the Security Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

11.
Borrower and Guarantors hereby reaffirm, confirm, ratify and agree to be bound by their covenants, agreements and obligations under the Credit Agreement and the Security Agreement (in each case, as amended hereby) and each other Loan Document previously executed and delivered by them, or executed and delivered in accordance with this Amendment. Each reference in the Loan Documents to “the Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment, and each reference in the Loan Documents to “the Security Agreement” shall be deemed to refer to the Security Agreement as amended by this Amendment.

12.
Borrower and Guarantors hereby acknowledge and agree that this Amendment and the amendments and consents contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, the Guarantors or any other Credit Party or

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any rights, privilege or remedy of the Lenders under the Credit Agreement, the Security Agreement or any other Loan Document.

13.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

14.	This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement and Section 7.8 of the Security Agreement.

15.	This Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).
(Remainder of page intentionally left blank.)

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IN WITNESS WHEREOF, Borrower, Guarantors, the Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:     /s/ Dennis Rapoport
Name: Dennis Rapoport
Title:     Senior Vice President

Signature Page to First Amendment to Credit Agreement and Second Amendment to Security Agreement
(5289142)

SILICON VALLEY BANK, as a Lender

By:     /s/ Drew Beito
Name: Drew Beito
Title:     Vice President

Signature Page to First Amendment to Credit Agreement and Second Amendment to Security Agreement
(5289142)

CITY NATIONAL BANK, as a Lender

By:     /s/ Larry Sherman
Name: Larry Sherman
Title:     Vice President

Signature Page to First Amendment to Credit Agreement and Second Amendment to Security Agreement
(5289142)

ROCKET FUEL INC.

By:     /s/ JoAnn Covington
Name: JoAnn Covington
Title:     Corporate Secretary

X PLUS TWO SOLUTIONS, LLC

By:     /s/ JoAnn Covington
Name: JoAnn Covington
Title:     Corporate Secretary

X PLUS ONE SOLUTIONS, INC.

By:     /s/ JoAnn Covington
Name: JoAnn Covington
Title:     Corporate Secretary

Signature Page to First Amendment to Credit Agreement and Second Amendment to Security Agreement
(5289142)

Attachment 1

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

Please send all Required Reporting to:	Comerica Bank
411 W. Lafayette Ave., MC 3289
Detroit, Michigan 48226
Attention: Corporate Finance
Fax: (313) 222-9434

FROM:	ROCKET FUEL INC.
The undersigned authorized Officer of ROCKET FUEL INC. ("Borrower"), hereby certifies that in accordance with the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 31st day of December, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”), and Borrower, (i) Borrower is in complete compliance for the period ending                      with [Section 7.9(b) and Section 7.9(c)(ii)][all required covenants], except as noted below and (ii) all representations and warranties of Borrower stated in the Credit Agreement are true and correct in all material respects as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Attached herewith are the required documents supporting the above certification. [The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.]

Please indicate compliance status by circling Yes/No under "Complies" or "Applicable" column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Audited Annual F/S	Annually, within 90 days	YES	NO
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Covenant Compliance Certificate (Liquidity Ratio and minimum Cash)	Monthly, within 30 days	YES	NO
Annual Covenant Compliance Certificate	Annually, within 90 days	YES	NO
Quarterly Covenant Compliance Certificate	Quarterly, for first three fiscal quarters, within 30 days	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual projections	60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
10-Q	Quarterly, within 45 days of fiscal quarter end	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO
Pricing Liquidity	Amount: $	YES	NO

Applicable level on the pricing matrix on Schedule 1.1	Level ____

REPORTING COVENANTS	DESCRIPTION	APPLICABLE
Legal action which could reasonably be expected to have MAE	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $5,000,000	10 – 90 days prior to date of acquisition closing	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $1,000,000		YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum EBITDA (tested quarterly)	*	$	YES	NO
Minimum Liquidity Ratio (tested monthly)	1.10:1.00	_______:________	YES	NO

Minimum Cash on deposit with Agent or Lenders (tested as of the 15th day of each month and the last day of each month)	$30,000,000	$ (as of 15th day of month) $ (as of last day of month)	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted payments in lieu of fractional shares in connection with conversion or exercise of convertible securities	<$1,000,000	$	YES	NO
Permitted payments in lieu of fractional shares in connection with stock dividends and splits	<$1,000,000	$	YES	NO
Permitted Investments for loans to employees, officers and directors	<$1,000,000	$	YES	NO
Permitted Investments by Borrower or a Guarantor to subsidiaries that are not Borrower or a Guarantor	<$3,000,000	$	YES	NO
Permitted Investments for joint ventures	<$250,000	$	YES	NO
Permitted Investments in connection with Guarantee Obligations	<$1,000,000	$	YES	NO
Other Investments	<$1,000,000	$	YES	NO
Capital Expenditures	**	$	YES	NO
Asset Sales, other than those permitted by any clause of Section 8.4 of the Credit Agreement other than clause (g)	<$1,000,000	$	YES	NO
Amount of obligations secured by other liens pursuant to Section 8.2(i)	<$1,000,000	$	YES	NO
Balance of corporate credit cards	<$3,000,000	$	YES	NO
Other letters of credit	<$1,000,000	$	YES	NO
Debt of Person that becomes a Subsidiary of Borrower after Effective Date (or assumed by Borrower or a Subsidiary in connection with Permitted Acquisition)	<$1,000,000	$	YES	NO
Permitted Debt to finance acquisition of fixed/ <$50,000,000     $______________     YES NO
capital assets

Additional Unsecured Debt          <$1,000,000     $______________     YES NO

*

Fiscal Quarter Ending Date	Amount
December 31, 2014	($2,100,000)
March 31, 2015	($20,000,000)
June 30, 2015	($25,000,000)
September 30, 2015	($20,000,000)
December 31, 2015	($5,000,000)
March 31, 2016	$0
June 30, 2016	$10,000,000
September 30, 2016	$15,000,000
December 31, 2016 and each fiscal quarter ending thereafter	$25,000,000

**

Fiscal Year Ending Date	Amount
December 31, 2014	$45,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2015	$18,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2016 and each Fiscal Year thereafter	$15,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Credit Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,

Authorized Signer

Name:

Title: